Exhibit 10.6

November 28, 2005

Chelsea Therapeutics International, Ltd.

Dr. Simon Pedder

President and Chief Executive Officer

The Richardson Building

13950 Ballantyne Corporate Place Suite 325

Charlotte, NC 28277

Placement Agency Agreement (the “Agreement”)

Dear Dr. Pedder:

Reference is made to our recent discussions relating to the proposed private placement by Chelsea Therapeutics International, Ltd. (the “Company”) of certain of its securities for sale solely pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 (“Rule 506”) of Regulation D (“Regulation D”) promulgated under the Act, as hereinafter described. On the basis of the representations, warranties, covenants and agreements set forth herein, Paramount BioCapital, Inc. having a principal place of business at 787 Seventh Avenue, 48th Floor, New York, New York 10019 (“Paramount”) hereby agrees to act as exclusive placement agent for the Company, on a “best efforts” basis, to introduce the Company to “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Act (“Investors”) in connection with a private placement offering (the “Offering”) of the Company’s equity securities, upon the following basic terms and conditions:

1. The Offering. The Company will offer to sell equity securities (the “Securities”) to persons who qualify as “accredited investors” as defined in Rule 501 of Regulation D promulgated under the Act, upon mutually agreed upon terms, which shall be annexed hereto as Exhibit A subsequent to the date of this Agreement. The terms and conditions of the purchase and sale of the Securities in the Offering will be evidenced by a written subscription agreement between the Company and each Investor in the Offering (the “Subscription Agreement”). For purposes of this Agreement, the term “Offering Documents” shall mean each Subscription Agreement and any related transaction document to be drafted subsequent to the date hereof and any other document prepared or approved by the Company and provided to Investors in connection with the Offering, if any (including, without limitation, any offering memoranda).

2. Closing. Subject to agreement between the Investors and the Company with respect to the Offering Documents, the Company intends to conduct one or more closings (each, a “Closing”) of the Offering on or before March 2, 2006, subject to extension at the Company’s discretion without notice to Investors for up to an additional 90 days (the “Final Closing Date”), or until the date on which the maximum offering (including any over-allotment, if applicable) is met, whichever event occurs first (the “Termination Date”). Prior to any Closing, all subscription amounts will be deposited in a segregated escrow account with an escrow agent reasonably acceptable to the Company and Paramount.

3. Placement Fees. (a) Upon (i) each Closing and (ii) the closing of any Investment (as defined below), the Company will (x) pay to Paramount or its designees placement fees, in cash, equal to seven percent (7%) of the gross proceeds received by the Company at such Closing or the closing of any Investment, as applicable, and (y) issue to Paramount or Paramount’s designees, provided that the number and nature of the designees do not cause the Offering to fail to comply with Rule 506 under the Securities Act, warrants (the “Placement Warrants”) to purchase a number of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock,” and such shares issuable upon the exercise of the Placement Warrants, the “Placement Warrant Shares”) equal to ten percent (10%) of the number of shares of Common Stock actually sold in the Offering at each Closing or at the closing of each Investment (as applicable). The Placement Warrants shall have an exercise price per share equal to 110% of the per share price at which the Securities are sold at the Closing or in the Investment (as applicable), provide for adjustments for stock splits, reverse stock splits, re-organizations, dilutive events (including adjustments in the case of below market price issuances), etc., have a cashless exercise feature, be exercisable for seven (7) years from the Final Closing Date, and otherwise be substantially in the form attached hereto as Exhibit B. For purposes of this Agreement, an “Investment” shall mean any original issuance of securities of the Company which is made during the 12-month period following the Termination Date to an investor first introduced to the Company by or through Paramount. Investors will include any person or entity that participates in the Offering. Additionally, Paramount will provide the Company with a list of the persons introduced to the Company on the date of the Termination Date or earlier termination or expiration of this Agreement that did not participate in any Offering, but were nevertheless introduced to the Company by Paramount. Paramount, its employees and its affiliates shall have the right to invest in the Offering provided they are accredited investors. Placement Warrants shall not be transferred, sold, assigned or hypothecated for six months except that they may be assigned in whole or in part during such period to any National Association of Securities Dealers (“NASD”) member participating in the Offering or any officer, director, employee, shareholder or affiliate of Paramount or any such NASD member.

(b) The Company agrees that the Placement Warrant Shares, along with any shares of Common Stock held by Paramount or its affiliates on the Final Closing Date, shall be afforded equivalent registration rights as the Securities sold in the Offering or in the Investment pursuant to which the Placement Warrants are issued, as applicable. In consideration for the Company’s inclusion of the Placement Warrant Shares and any shares of Common Stock held by Paramount or its affiliates on the Final Closing Date in the Registration Statement (as defined below), or any Registration Statement filed in connection with an Investment, Paramount agrees that it shall be deemed a “Holder” under the Subscription Agreement or other document granting the Investors registration rights in the Offering or as otherwise provided in the Offering Documents prepared for other Investments and, accordingly, it shall abide by all of the terms, conditions and limitations set forth in such documents.

4. Expense Allowance. At each Closing, the Company shall reimburse Paramount for its reasonable, documented expenses actually incurred up to a maximum of

$75,000 in the total Offering (the “Expense Allowance”) to cover Paramount’s reasonable out-of-pocket expenses incurred in connection with the Offering. Legal fees and expenses in connection with blue sky matters and the Registration Statement will be the responsibility of the Company. Paramount agrees and acknowledges that, except as expressly set forth in any Subscription Agreement, the Company shall have no obligation to reimburse any Investor for any expenses incurred by such Investor in connection with the Offering.

5. Confidentiality. Unless required by law, any services and communications rendered by or involving Paramount pursuant to this Agreement (and the existence of this Agreement) shall not be disclosed publicly in any manner without Paramount’s prior written approval and shall be treated by the Company as confidential information. All material non-public information given to Paramount by the Company shall be treated by Paramount as confidential information and, subject to applicable law, shall not be disclosed in any manner without Company’s prior written approval and shall not be used by Paramount except in rendering its services pursuant to this Agreement. Notwithstanding anything to the contrary contained herein, the Company shall not disclose material non-public information of any other company with a public market to Paramount or its representatives, unless prior to disclosure of such information the Company identifies such information as being material non-public information and provides Paramount and its representatives with the opportunity to accept or refuse to accept such material non-public information for review.

6. Conditions to Paramount’s Obligations. The obligations of Paramount hereunder are subject to (i) the accuracy of the representations and warranties of the Company (A) herein contained as of the date hereof and as of the date of each Closing; and (B) in each of the Offering Documents as of the date of each Closing; (ii) to the performance by the Company of its obligations hereunder; and (iii) to the following additional conditions:

(a) Due Qualification or Exemption. (1) The Offering contemplated by this Agreement shall become qualified or be exempt from qualification under the securities laws of the jurisdictions in which the Securities are contemplated to be offered in accordance with applicable laws, rules, and regulations, but in any event not later than the first Closing Date, subject to any filings to be made thereafter and (2) at each Closing Date no stop order suspending the sale of the Securities shall have been issued, and no proceeding for that purpose shall have been initiated or threatened;

(b) Compliance with Agreements. Except for such agreements and conditions that expressly may be performed or satisfied after the Final Closing Date, the Company shall have complied with all agreements and satisfied all conditions that the Company is required to perform or satisfy hereunder and under the Offering Documents at or prior to each Closing;

(c) Corporate Action. The Company shall have taken all corporate action necessary in order to permit the valid execution, delivery and performance of the Offering Documents by the Company, including, without limitation, obtaining the approval of the Company’s board of directors for the execution and delivery of the Offering Documents, the performance by the Company of its obligations hereunder and the Offering contemplated hereby. Such corporate action shall be in form and substance reasonably satisfactory to Paramount;

(d) Opinion of Counsel to the Company. Paramount shall have received an opinion of Wyrick Robbins Yates & Ponton LLP, as counsel to the Company, reasonably satisfactory to Paramount and its counsel, a form of which will be attached to the Subscription Agreement;

(e) Officer’s Certificate. Paramount shall have received an officer’s certificate of the Company, duly executed and in the form mutually agreed to in good faith by the parties. The certificate shall state, among other things, that the representations and warranties contained herein and in the Offering Documents are true and accurate in all material respects at such Closing date with the same effect as though expressly made at such Closing date and Paramount shall be entitled to rely on such representations of the Company in the Offering Documents as if they were made directly to Paramount;

(f) Escrow Agreement. The Company, Paramount and an escrow agent reasonably acceptable to the parties shall execute an Escrow Agreement for the purpose of holding funds until each Closing;

(g) No Adverse Changes. There shall not have occurred, at any time prior to each Closing: (i) any domestic or international event, act or other similar occurrence which has disrupted, or in Paramount’s sole determination, will materially disrupt, the securities markets; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the principal market or exchange on which the Common Stock is then traded for more than one-trading day; (iii) any outbreak of major hostilities or terrorist act or other national or international calamity having a material effect on the performance of this Agreement; (iv) any banking moratorium declared by a state or federal authority; (v) any material interruption in the mail service or other means of communication within the United States; (vi) any event or events which, individually or in the aggregate, would reasonably be likely to have a material adverse effect on the business, prospects, operations, conditions (financial or otherwise), assets or results of operations of the Company as a whole (a “Material Adverse Effect”); or (vii) any change in the market for securities in general or in political, financial or economic conditions which, in Paramount’s reasonable judgment, makes it inadvisable to proceed with the offering, sale, and delivery of the Securities.

7. Covenants of the Company.

(a) Notification. The Company shall notify Paramount promptly, and in writing, when any event shall have occurred during the period commencing on the date hereof and ending on the Final Closing Date as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

(b) Use of Proceeds. The net proceeds from the Offering will be used for working capital and general corporate purposes, including potential in-licensing or other business development activities. Except as set forth in the Offering Documents, the Company shall not use any proceeds from the Offering to repay any current indebtedness of the Company, including, but not limited to, any indebtedness to current executive officers or principal stockholders of the Company, but excluding accounts payable and accrued expenses incurred in the ordinary course of business.

(c) Expenses of Offering. The Company shall be responsible for and shall bear all Company Expenses (as defined below). For the purposes of this Agreement, the “Company Expenses” shall include: the costs of preparing and duplicating the Offering Documents and all exhibits thereto; the costs of preparing, printing and filing with the Securities and Exchange Commission (“SEC”) any registration statement described in the Subscription Agreement, if any (a “Registration Statement”) and any amendments, post-effective amendments and supplements thereto; preparing, duplicating and delivering exhibits thereto and copies of the preliminary, final and supplemental prospectus; preparing, duplicating and delivering (including by facsimile) all selling documents, including but not limited to the Offering Documents, this Agreement, blue sky memoranda and stock certificates; blue sky fees and other filing fees in connection with blue sky matters; legal expenses of the Company; and fees and disbursements of the transfer agent for the Common Stock (collectively, the “Company Expenses”). In addition, if the Offering is not completed for any reason, then the Company shall be responsible for and shall reimburse Paramount for all reasonable, documented out-of-pocket costs incurred in connection with the preparation of the Offering Documents (including, without limitation, attorney’s fees, expenses and disbursements); provided, however, that the Company shall not reimburse Paramount an amount greater than the Expense Allowance.

(d) Blue Sky. The Company shall use its best efforts to qualify the Securities for offering and sale under exemptions from qualification or registration requirements under the securities or blue sky laws of such jurisdictions, as Paramount may reasonably request; provided however, that the Company will not be obligated to qualify as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will not consummate any sale of Securities in any jurisdiction in which it is not so qualified or in any manner in which such sale may not be lawfully made.

(e) Securities Law Compliance. The Offering Documents do and shall, as of their respective dates and each Closing, describe all material aspects of an investment in the Company and conform in all respects with the requirements of Section 4(2) of the Act and Regulation D and with the requirements of all other published rules and regulations of the SEC currently in effect relating to “private offerings” to “accredited investors” as that term is defined in Rule 501 of Regulation D. The Offering Documents will not, as of their respective dates and each Closing, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the completion of the Offering or other termination of this Agreement, any event shall occur as a result of which it might become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company will promptly notify Paramount and will supply Paramount and all offerees and Investors participating in the Offering with amendments or supplements correcting such statement or omission. The Company shall also provide Paramount, for delivery to all offerees and Investors participating in the Offering and their representatives, if any, any information, documents and instruments that Paramount or the Company’s counsel reasonably deem necessary to comply with applicable law.

The Company acknowledges that Paramount: (i) will not and did not draft the Offering Documents and has not supplied any information for inclusion in the Offering Documents other than information relating to Paramount furnished in writing to the Company by Paramount specifically for inclusion in the Offering Documents; (ii) has no obligation (and has not undertaken) to independently verify any of the information in the Offering Documents; and (iii) has no responsibility for the accuracy or completeness of the Offering Documents, except for the information relating to Paramount furnished in writing by Paramount to the Company specifically for inclusion in the Offering Documents.

(f) No “Integration” with Future Offers. The Company agrees that no future offer and sale of securities by it will be made if, as a result of the doctrine of “integration” referred to in Rule 502 under the Act or for any other reason, such offer or sale would render invalid the entitlement of the Securities to the exemption from the registration requirements of the Act provided by Section 4(2) thereof.

(g) Rule 144 Information. The Company will make available, upon request, to Paramount and to each holder and prospective purchaser or transferee of any Securities, reasonably current information (“Rule 144 Information”) required to allow the resale or other transfer of such Securities pursuant to Rule 144, in each case as are reasonably requested. If at any time an event occurs or condition exists as a result of which any Rule 144 Information would not comply in a material respect with the requirements of Rule 144 or would contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made not misleading, the Company will promptly notify Paramount (by telephone, confirmed in writing) and will promptly prepare an amendment or supplement to such Rule 144 Information (in form and substance satisfactory to Paramount) which will correct such noncompliance or such untrue statement or omission.

(h) Form D Filing. The Company shall file five copies of a Notice of Sales of Securities on Form D with the SEC no later than 15 days after the date of the first Closing. The Company shall promptly file such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made.

(i) Press Releases, Etc. Except as otherwise required by applicable law or the rules of a regulatory body, the Company shall not, during the period commencing on the date hereof and ending 30 days after any Closing, issue any press release or other communication, make any written or oral statement to any media organization or publication or hold any press conference, presentation or seminar, or engage in any other publicity with respect to the Company, its condition (financial or otherwise), results of operations, business, prospects, properties, assets, or liabilities, or the Offering, without the prior consent of Paramount, which consent shall not be unreasonably withheld, conditioned or delayed.

(j) No Statements. Except as otherwise required by applicable law or the rules of a regulatory body, the Company shall not use the name of Paramount or any officer, director, employee or shareholder thereof without the express consent of such party and such person.

(k) Right of First Refusal: In the event that a Closing occurs pursuant to this Agreement, the Company hereby grants Paramount a right of first refusal (the “Right of First Refusal”) to act as the Company’s exclusive placement agent in connection with any offering by the Company of its debt or equity securities to be conducted during the 12-month period subsequent to the Final Closing Date and to act as co-placement agent, receiving a minimum of 25% of the economics for all such offerings for a period of 12 months thereafter. Prior to engaging another placement agent in connection with such an offering during the initial 12-month period (an “Alternative Engagement”), the Company shall provide notice to Paramount setting forth in reasonable detail the terms and conditions of such proposed Alternative Engagement, which notice shall be deemed to be an offer by the Company to enter into a comparable engagement with Paramount on the terms and subject to the conditions set forth in the notice (the “Alternative Engagement Notice”). Paramount shall have twenty (20) business days following the date it receives the Alternative Engagement Notice to elect, in writing, to accept the engagement pursuant to the terms and conditions set forth in the Alternative Engagement Notice. Paramount shall notify the Company in writing of its decision to accept or reject the engagement terms set forth in the Alternative Engagement Notice before the expiration of such 20-day period, and failure by Paramount to provide the Company with such notice shall be deemed to be a rejection by Paramount. In the event Paramount elects to reject or fails to respond to the Alternative Engagement Notice, the Company shall have the right to consummate the proposed Alternative Engagement substantially in accordance with the terms described in the Alternative Engagement Notice (with such other terms and conditions which are customary and appropriate for such transactions to be agreed upon by the parties); provided that an Alternative Engagement not substantially in accordance with the terms described in the Alternative Engagement Notice will again become subject to the Right of First Refusal.

(l) Restrictions on Securities. Except as a result of any stock splits and reverse stock splits and except as otherwise contemplated hereby, or required by a pre-existing legal or contractual obligation, during the 12-month period commencing on the Final Closing Date, the Company will not extend the expiration date or lower the exercise or the conversion price of any options, warrants, convertible securities or other security purchase rights without Paramount’s prior written consent.

(m) Reliance. Paramount shall be entitled to rely on the Company’s representations and warranties given to each Investor in the Offering in the Subscription Agreement as if such representation and warranty was given by the Company to Paramount.

(n) Noncircumvention. Pending completion or termination of the Offering, the Company agrees that it will not, directly or indirectly, through any officer, director, agent or otherwise,

initiate, solicit, encourage, negotiate or discuss with any third party (including by way of furnishing non-public information concerning the Company or its businesses, assets or properties), or take any other action to facilitate any inquiries with respect to the making of, any proposal that constitutes or may reasonably be expected to lead to a (i) possible public offering or private placement of its securities other than in connection with any corporate partnership or (ii) sale, merger, consolidation or other transaction by or with the Company and/or any of its subsidiaries or affiliates, except that the Company shall be permitted to take any action described in this subsection (n)(ii) if such action is unsolicited and the Board of Directors determines it should in compliance with its duties to stockholders under applicable law, provided that the Company provides Paramount with notice of any such contact by a third party and is consulted regarding any such negotiation with such third parties. In addition, pending completion or termination of the Offering, the Company agrees that it will not dispose of any assets or subsidiaries of the Company (including, without limitation, creating, suffering to exist or permitting the imposition of any liens) other than inventory in the ordinary course of business.

8. Representations and Warranties of the Company. Except as disclosed in the Offering Documents, the Company represents and warrants to Paramount, as of the date hereof, and as of the date of each Closing, as follows:

(a) Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted, or as proposed to be conducted in the Offering Documents, by it or the properties owned, leased or operated by it, makes such qualification or licensing necessary, except to the extent that the failure to be so qualified or in good standing would not have, individually or in the aggregate, a Material Adverse Effect. The Company has all requisite corporate power and authority to own and lease its properties, to carry on its business as currently conducted and as proposed to be conducted, to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement.

(b) Capitalization. The authorized, issued and outstanding capital stock of the Company prior to the consummation of the transactions contemplated hereby is as set forth in the Offering Documents. All issued and outstanding securities of the Company are validly issued, fully paid and nonassessable and have not been issued in violation of the preemptive rights of any stockholder of the Company. All prior sales of securities of the Company were either registered under the Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto. Except as otherwise required by law or contemplated hereby, there are no restrictions upon the voting or transfer of any shares of the Company’s capital stock pursuant to its Certificate of Incorporation, By-Laws or other governing documents or any agreement or other instruments to which the Company is a party or by which the Company is bound.

(c) No Material Misstatements. Neither the Blue Sky qualification materials, the Offering Documents nor any attachment or supplement thereto, or any filing the Company has made with the SEC, contains an untrue statement of a material fact or omits to state a material fact which is required to be stated therein or is necessary to make the statements therein not misleading in light of the circumstances under which they are made, and the Company has made all SEC filings required by the SEC through the date of this Agreement.

(d) Warrants, Preemptive Rights, Etc. Except as set forth in the Offering Documents, there are not now, nor will there be immediately after the Closing, any outstanding warrants, options, agreements, convertible securities, rights of first refusal, rights of first offer, preemptive rights or other rights to subscribe for or to purchase or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company and this Offering will not cause any anti-dilution adjustments to such securities or commitments.

(e) Subsidiaries and Investments. Except as set forth in the Offering Documents, the Company does not own, directly or indirectly, capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity or enterprise.

(f) Financial Statements. The financial information relating to the Company contained in the Offering Documents is accurate in all material respects as of the date thereof and for the periods indicated. The Company’s financial statements have been prepared in conformity with generally accepted accounting principles consistently applied and in accordance with the books and records of the Company and show all liabilities, absolute or contingent, of the Company required to be recorded thereon and present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated, subject in the case of unaudited interim financial statements, to normal year-end adjustments. Such financial information contains all certifications and statements required by the SEC’s Order, dated June 27, 2002, pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), Rule 13a-14 or 15d-14 under the Exchange Act, or 18 U.S.C. Section 1350 (Sections 302 and 906 of the Sarbanes-Oxley Act of 2002) with respect to the report relating thereto.

(g) Absence of Changes. Except as disclosed in the Offering Documents, the Company has incurred no liabilities or obligations, direct or contingent, other than those in the ordinary course of business, nor has the Company entered into any transaction, which is material to the business of the Company, and there has been no change in the capital stock of, or any incurrence of long-term debt by the Company, or any issuance of options, warrants or other rights to purchase the capital stock of the Company, or any adverse change or any development involving a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, prospects, key personnel or properties which would have a Material Adverse Effect, and the Company has not become a party to, and neither the business nor the property of the Company has become the subject of, any litigation whether or not in the ordinary course of business. Except as disclosed in the Offering Documents, there is no fact known to the Company which materially adversely affects or in the future may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Company; provided, however, that the Company expresses no opinion as to political or economic matters of general applicability. Except as disclosed in the Offering Documents, the Company has made known, or caused to be made known, to the accountants or auditors who have or will prepare, review, or audit the Company’s financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy, or completeness thereof.

(h) Title. The Company has good and marketable title to all tangible properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not material in relation to the Company’s business.

(i) Litigation. There is no action, suit, claim or proceeding at law or in equity, investigation or customer complaint, by or before any arbitrator, governmental instrumentality or other agency now pending or, to the knowledge of the Company, threatened, against the Company (or basis therefor known to the Company which the Company believes may result in the foregoing) the adverse outcome of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(j) Non-Default, Non-Contravention. The Company is not in violation of or default under, nor will the execution and delivery of this Agreement and any of the Offering Documents, and consummation of the transactions contemplated herein or therein, result in a violation of, or constitute a default in the performance or observance of, any obligation (i) under its Certificate of Incorporation, its By-laws or any indenture, mortgage, contract, purchase order or other agreement or instrument to which the Company is a party or by which it or its property is bound or affected, or (ii) with respect to any order, writ, injunction or decree of any court of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, except for any of the foregoing which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no existing condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, which in either case would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(k) Taxes. The Company has filed all Federal, state, local and foreign tax returns that are required to have been filed by it and all such returns are true and correct in all respects. The Company has paid all taxes pursuant to such returns or pursuant to any assessments received by it or which they are obligated to withhold from amounts owing to any employee, creditor or third party. The Company has properly accrued all taxes required to be accrued. The tax returns of the Company have never been audited by any state, local or Federal authorities. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

(l) Compliance With Laws, Licenses, Etc. The Company has not received notice of any violation of, or non-compliance with, any Federal, state, local or foreign, laws, ordinances, regulations and orders applicable to its business of which the violation of, or noncompliance with, would reasonably be expected to have, individually or in the aggregate, a

Material Adverse Effect. The Company has all governmental licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, “Licenses”) required by every Federal, state and local government or regulatory body for the operation of its business as currently conducted and the use of its properties, except where the failure to be licensed would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company’s Licenses are in full force and effect and no violations are or have been recorded in respect of any License that would reasonably be expected to have a Material Adverse Effect, and no proceeding is pending or, to the knowledge of the Company, threatened to revoke or limit any License.

(m) Authorization of Documents and Securities. The Company has all requisite corporate power and authority to execute and deliver, and to perform its obligations under, each of the Offering Documents. Each of the Offering Documents has been, or prior to the Closing will be, duly and validly authorized, executed and delivered by the Company and when delivered will constitute, legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to the availability and enforceability of equitable remedies and to applicable bankruptcy and other laws relating to the rights of creditors generally and except as the enforcement of the rights to indemnification and contribution hereunder and under any other Offering Documents may be limited by federal or state securities laws or public policy. The Company has all requisite corporate power and lawful authority to authorize, issue and sell the Securities and the Placement Warrant Shares. The Placement Warrant Shares, have been, or will be prior to the Closing, duly and validly authorized, and validly reserved for issuance by all necessary corporate action on the part of the Company. The Company is not required to obtain consent from any third party to perform any of its obligations under this Agreement or any of the Offering Documents.

(n) Exemption from Registration. Assuming the accuracy of the information provided by the respective Investors in the Subscription Agreements, the offer and sale of the Securities and the granting of the Placement Warrants pursuant to the terms of this Agreement, are exempt from the registration requirements of the Act and the rules and regulations promulgated thereunder and applicable state securities or blue sky laws. There exists no fact or set of facts which may cause the Offering to be integrated with any other offering of the Company’s securities or which would cause this Offering to lose its exemption under Regulation D.

(o) Registration Rights. Except as set forth in the Offering Documents, no person has any right to cause the Company to effect the registration under the Act of any securities of the Company.

(p) Brokers. Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement, other than Paramount.

(q) Title to Securities. When certificates representing the Securities shall have been duly delivered to the Investors participating in the Offering and payment shall have been made for the Securities in accordance with the terms and conditions of the Subscription

Agreements and the Placement Warrants, as applicable, such Investors shall have good and valid title to the Securities, free and clear of all liens, encumbrances and claims and adverse claims, with the exception of claims arising from the acts of the Investors themselves, whatsoever (except as arising from applicable Federal and state securities or blue sky laws), and the Company shall have paid all taxes, if any, in respect of the original issuance thereof. When certificates representing the Placement Warrant Shares shall have been duly delivered to Paramount and payment shall have been made for them in accordance with the terms and conditions of the Placement Warrants, Paramount or its respective designees shall have good and valid title to the Placement Warrant Shares, free and clear of all liens, encumbrances and adverse claims (except as arising from applicable Federal and state securities or blue sky laws), and the Company shall have paid all taxes, if any, in respect of the original issuance thereof.

(r) Periodic Reporting.

(i) The Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Company is subject to the periodic reporting requirements of Section 13 of the Exchange Act. The Company has heretofore provided or made available to Paramount true, complete, and correct copies of all forms, reports, schedules, statements, and other documents required to be filed by it under the Exchange Act since January 1, 2005, as such documents have been amended since the time of the filing thereof (the “Company SEC Documents”). The Company SEC Documents, including, without limitation, any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended, (i) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) complied in all respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder. The financial statements included in the Company SEC Documents complied when filed as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by the rules and regulations of the SEC) and fairly present, subject in the case of the unaudited financial statements, to customary year end audit adjustments, the financial position of the Company as at the dates thereof and the results of its operations and cash flows.

(ii) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the Securities and Exchange and other public disclosure documents. The Company has delivered to Paramount copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. To the Company’s knowledge, each director and executive officer thereof has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since June 1, 2003. As used in the this Section 9(r), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(iii) The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the SEC, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

(iv) The Company has heretofore has provided or made available to Paramount complete and correct copies of all certifications filed with the SEC pursuant to Sections 302 and 906 of Sarbanes-Oxley Act of 2002 and hereby reaffirms, represents and warrants to Paramount the matters and statements made in such certificates, taken as a whole.

9. Indemnification. In consideration for Paramount’s services on behalf of the Company in connection with the Offering, the Company agrees to indemnify and hold harmless Paramount and each of its affiliates, stockholders, directors, officers, employees, agents and controlling persons (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) to the extent set forth, and as provided for, in the indemnification and contribution provisions (the “Indemnification Provisions”) attached hereto as Exhibit C and incorporated herein in their entirety. Paramount shall indemnify and hold harmless the Company and each of its affiliates, stockholders, directors, officers, employees, agents and controlling persons within the meaning of the Act and Exchange Act to the same extent as set forth in the indemnity from the Company to Paramount in Exhibit C, but only in connection with (i) information relating to Paramount furnished in writing to the Company by Paramount for the specific purpose of including such information in the Offering Documents or any SEC filing, and (ii) any and all losses, claims, expenses, damages and liabilities that arise out of the bad faith, gross negligence or willful misconduct of Paramount. To the fullest extent permitted by applicable law, it is agreed that Paramount and any of its officers, directors, employees or former employees and affiliates shall not have or be deemed to have any fiduciary or financial advisory duty to the Company, its stockholders, creditors, employees or its affiliates. The provisions of this Section 9 shall be enforceable to the fullest extent permitted by law.

10. Representations and Warranties of Placement Agent. Paramount represents and warrants to the Company, as of the date hereof, and as of the date of each Closing, that it is a member in good standing of the NASD and it has, and at all times while taking any actions constituting an offer or sale of the Securities had, all governmental licenses (including both federal and state broker dealer licenses) required to act as placement agent for the Securities. Paramount also represents and warrants that it has not and will not take any action in connection with the Offering that would disqualify the Offering from the exemption from registration provided by Rule 506 under the Securities Act

11. Termination; Survival. Either the Company or Paramount may terminate this Agreement at any time prior to any Closing in their respective sole discretion, with or without cause, and without liability whatsoever. Sections 3, 4, 5, 7 (except subsection (h) thereof), 9, and 11 through 15 of this Agreement shall remain operative and in full force and effect regardless of any expiration or termination of this Agreement and regardless of any investigation made by or on behalf of Paramount or any controlling person thereof, provided, however, (a) that in the event of any such termination by the Company, in addition to such surviving provisions the Company shall also pay to Paramount a cash fee equal to $100,000 (in addition to Paramount’s reasonable out of pocket expenses for which the Company shall in all events remain liable pursuant to, and subject to the limitations of, Section 4) and (b) that in the event of termination by Paramount, the Company shall have no obligation under Section 7 hereof.

12. Selected Dealers. Paramount may engage other persons, selected by it in its discretion, who are members of the National Association of Securities Dealers, Inc., or who are located outside the United States and that have executed a Selected Dealers Agreement and Paramount may allow such persons such part of the compensation and payment of expenses payable to Paramount hereunder as Paramount shall determine; provided, however, that any such compensation shall be received pursuant to Section 3 hereof.

13. Choice of Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws (without giving effect to the conflicts of law principles) of the State of New York. Each of the parties hereto submits to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, County of New York, in any action or proceeding arising out of or relating to this Agreement, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party may make service on any other party hereto by sending or delivering a copy of the process to the party to be served at the address for each respective party first written above. Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.

14. Binding Agreement; Non-Assignability. This Agreement shall be binding upon and inure to the benefit of Paramount and the Company and each of their successors and permitted assigns. This Agreement may not be assigned by either party without the prior written consent of the other.

15. Other Services. Subject to Section 5 of this Agreement, nothing herein shall restrict or otherwise limit Paramount from performing similar or dissimilar services for any other party or for its own account. The provisions of this Section 15 shall be enforceable to the fullest extent permitted by law.

16. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes any prior agreements or understandings, oral or written, relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both the Company and Paramount. The parties may execute this Agreement in counterparts, and each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement.

Remainder of page left intentionally blank.

Signature page follows.

If the foregoing conforms to your understanding, please sign and return to us the enclosed copy of this Placement Agency Agreement.

Very truly yours,

PARAMOUNT BIOCAPITAL, INC.

By:	/s/ Lindsay A. Rosenwald
Name:	Lindsay A. Rosenwald, M.D.
Title:	Chairman & Chief Executive Officer

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

By:	/s/ Simon Pedder
Name:	Dr. Simon Pedder
Title:	President & Chief Executive Officer

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